Exhibit 5.1

Jody M. Walker
Attorney At Law
7841 South Garfield Way
Centennial, CO 80122
303-850-7637 telephone	jmwalker85@earthlink.net	303-482-2731 facsimile

October 27, 2011

United States
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Re: Opinion of Counsel - Registration Statement on Form S-1

Gentleman:

I have acted as counsel to TeamUpSport, Inc. in connection with the preparation and filing of a registration statement on Form S-1.  The registration statement covers the registration under the Securities Act of 1933 of 1,900,000 common shares on behalf of selling security holders.  I have examined the registration statement, the registrant’s articles of incorporation and bylaws, as amended, and minutes of meetings of its board of directors.

Based upon the foregoing, and assuming that the registrant will fully comply with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states or foreign jurisdictions in which common shares have been sold, I am of the opinion that the common shares being offered for resale are legally issued, full paid and non-assessable.

This opinion opines upon Nevada law, including the Nevada Constitution, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws.

This opinion is based on my knowledge of the law and facts as of the date of the filing of the registration statement.

This opinion does not address or relate to any specific state securities laws. I assume no duty to communicate with the registrant. in respect to any matter that comes to my attention after the date of effectiveness of the registration statement.

CONSENT

I consent to the use of this opinion as an exhibit to the registration statement and to the reference to my firm in the prospectus that is made a part of the registration statement.

Very truly yours,

/s/ Jody M. Walker
Jody M. Walker
Attorney-At-Law